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                                                                   Exhibit 21.01

SUBSIDIARIES OF THE REGISTRANT

    The Registrant's subsidiaries and the state or country in which each is incorporated or organized, are as follows:

Accent S.r.l...................................  Italy
Cadence China Limited..........................  Hong Kong
Cadence Design Systems (Canada) Ltd............  Canada
Cadence Design Systems (India) Private
Limited........................................  India
Cadence Design Systems (Israel) Ltd............  Israel
Cadence Design Systems (S) Pte Ltd.............  Singapore
Cadence Design Systems AB......................  Sweden
Cadence Design Systems AG......................  Switzerland
Cadence Design Systems Asia Limited............  Hong Kong
Cadence Design Systems B.V.....................  Netherlands
Cadence Design Systems GmbH....................  Germany
Cadence Design Systems K.K.....................  Japan
Cadence Design Systems S.A.....................  France
Cadence Design Systems S.r.l...................  Italy
Cadence Design Systems, Ltd....................  United Kingdom
Cadence International Sales Corporation........  U.S. Virgin Islands
Cadence Korea Ltd..............................  Korea
Cadence Taiwan, Inc............................  Taiwan
High Level Design Systems, Inc.................  Delaware
Integrated Measurement Systems, Inc............  Oregon
River Oaks Place Associates....................  California
Telos Venture Partners.........................  California
Seeley Properties, Inc.........................  California
Valid Europe S.A...............................  Belgium

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